COMMUNICATION CABLE, INC.
P R O X Y
            THIS PROXY IS SOLICITED ON BEHALF OF KUHLMAN CORPORATION
   THE UNDERSIGNED UNDERSTANDS THAT APPROVAL OF THE VOTING RIGHTS PROPOSAL STATED BELOW IS A CONDITION PRECEDENT TO THE OBLIGATION OF KUHLMAN ACQUISITION CORP. TO CONSUMMATE ITS TENDER OFFER. The undersigned hereby (i) certifies that the undersigned is not an officer of Communication Cable, Inc. (the "Company"), is not an employee of the Company who is also a director of the Company and is not a person who has acquired or proposes to acquire "control shares" of the Company in a "control share acquisition" within the meaning of the North Carolina Control Share Acquisition Act (the "Control Act"), (ii) appoints each of Robert S. Jepson, Jr., Curtis G. Anderson, Vernon J. Nagel and Richard A. Walker as Proxies, each with the power to appoint his substitute, and (iii) authorizes such Proxies to represent and to vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned on January 16, 1996 at the special meeting of shareholders to be held on February 16, 1996 or any adjournment thereof (the "Special Meeting"). The undersigned hereby revokes any earlier proxy given with respect to the Voting Rights Proposal that is inconsistent with this proxy. Delivery of this proxy to the Secretary of the Company shall constitute notice of revocation to him.
   VOTING RIGHTS PROPOSAL: To grant voting rights to all of the shares of common stock of the Company at any time acquired by or for Kuhlman Acquisition Corp., directly or indirectly, in a "control share acquisition" within the meaning of the Control Act, including any and all shares that may be acquired by Kuhlman Acquisition Corp. pursuant to its tender offer to purchase any and all outstanding shares at $12.00 per share, net to the seller in cash, on the terms and subject to the conditions set forth in the Offer to Purchase dated November 29, 1995 and the related Letter of Transmittal, as the same may be amended or supplemented at any time prior to the conclusion of the Special Meeting.
            [ ] FOR                [ ] AGAINST                [ ] ABSTAIN
   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then this proxy will be voted "FOR" the Voting Rights Proposal.
   By signing this proxy, the signatory is granting discretionary authority to the Proxies to vote on any procedural matters that may come before the meeting.
   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, then please sign in full corporate name by president or other authorized officer. If a partnership, then please sign in partnership name by authorized person.
                                               Dated:                     , 1996
                                               Signature
                                               Signature if held jointly
                                               PLEASE MARK, SIGN, DATE AND
                                               RETURN THE PROXY CARD PROMPTLY
                                               USING THE ENCLOSED ENVELOPE

PLEASE READ THE FOLLOWING INSTRUCTIONS BEFORE EXECUTING YOUR VOTING INSTRUCTIONS
                           ON THE FRONT OF THIS FORM
    (Bullet) Review the Notice of Meeting and Proxy Statement and, in particular, the explanation of the Voting Rights Proposal. The shares represented hereby will be voted as indicated; if no direction is indicated, then they will be voted "FOR" the Voting Rights Proposal.
    (Bullet) VOTING ON THE PROPOSAL: You can vote on the proposal by marking an [x] in the appropriate block.
    (Bullet) If your shares are held by a broker or bank, then you must return your voting instructions for your shares to be represented at the meeting. Brokers and banks vote only as instructed to vote.
    (Bullet) Note: If the address shown for you is incorrect, then notify your broker or bank directly.